UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 22, 2022
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware		0-25092	86-0766246
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Insight Way,
Chandler,	Arizona		85286
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:
(480) 333-3000
Not Applicable
(Former name or former address, if changed since last report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 22, 2022, Insight Enterprises, Inc. (“Insight”) entered into a third amendment to credit agreement (the “Third Amendment”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), the lenders party thereto, certain of Insight’s subsidiaries organized in the United States, the United Kingdom, the Netherlands and Australia, as additional borrowers (collectively with Insight, the “Borrowers”), and certain of Insight’s subsidiaries organized in the United States, the United Kingdom, the Netherlands, Australia and Canada, as guarantors (collectively, the “Guarantors”), which amends the credit agreement, dated as of August 30, 2019 (as amended by that certain first amendment to credit agreement, dated as of July 31, 2020 and that certain second amendment to credit agreement, dated as of December 30, 2021 and as further amended by the Third Amendment, the “ABL Credit Agreement”), among Insight, the other Borrowers party thereto, the Guarantors party thereto, the lenders party thereto and the Agent.

The Third Amendment amended the ABL Credit Agreement to, among other things: (i) increase the senior revolving credit facility (the “ABL Facility”) provided for under the ABL Credit Agreement from the U.S. dollar equivalent of $1,200 million to the U.S. dollar equivalent of $1,800 million ($1,450 million of which is available for borrowings by the Borrowers organized in the United States in U.S. dollars, and the U.S. dollar equivalent of $350 million of which is available for borrowings by the Borrowers in U.S. dollars, euros, pounds sterling and, for Borrowers organized in Australia only, Australian dollars; provided that borrowings by Borrowers organized in Australia are only available in Australian dollars or U.S. dollars); (ii) extend the maturity of the ABL Facility from August 30, 2024 to July 22, 2027; (iii) include certain Australian subsidiaries of Insight as Borrowers and Guarantors under the ABL Facility; (iv) increase the ability of Insight to request increases in the aggregate amount available for borrowing under the ABL Facility from up to an aggregate of the U.S. dollar equivalent of $500 million to the U.S. dollar equivalent of $750 million and (v) provide for an uncommitted first-in, last-out revolving facility in an aggregate amount of up to $100 million.

The foregoing summary of the ABL Facility in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Third Amendment to Credit Agreement, dated as of July 22, 2022, by and among Insight Enterprises, Inc., the subsidiaries of Insight Enterprises, Inc. party thereto as borrowers and guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date:	July 26, 2022	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer